As filed with the Securities and Exchange Commission on August 5, 2024.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VISTRA CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	4911	36-4833255
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6555 Sierra Drive

Irving, Texas 75039

(214) 812-4600

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Vistra Corp. 2016 Omnibus Incentive Plan

(Full title of the plan)

Stephanie Zapata Moore

Vistra Corp.

Executive Vice President and General Counsel

6555 Sierra Drive

Irving, Texas 75039

(214) 812-4600

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent of Service)

With a copy to:

William D. Howell

Sidley Austin LLP

2021 McKinney Avenue

Dallas, Texas 75201

(214) 981-3418

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Vistra Corp., a Delaware corporation (the “Registrant”), is filing this Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register an additional 5,500,000 shares of its Common Stock, par value $0.01 per share, issuable to eligible individuals under the Registrant’s 2016 Omnibus Incentive Plan, as amended and restated (the “Plan”).

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statements on Form S-8 filed by the Registrant with the Commission on August 4, 2017 (No. 333-219687) and June 7, 2019 (No. 333-232025) (together, the “Prior Registration Statements”) relating to the Plan, including periodic reports that the Registrant filed after the Prior Registration Statements to maintain current information about the Registrant, are incorporated by reference into this Registration Statement to the extent not replaced hereby. The Prior Registration Statements are currently effective.

PART II

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission, are hereby incorporated by reference into this Registration Statement:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (File No. 001-38086), filed with the Commission on February 29, 2024;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 (File No. 001-38086), filed with the Commission on May 10, 2024;

(c)

the Registrant’s Current Reports on Form 8-K filed with the Commission on January  4, 2024, February  20, 2024, March  7, 2024, April  1, 2024, April  9, 2024, April  18, 2024, May  6, 2024, July  12, 2024 and July 31, 2024 (other than with respect to Items 2.02, 7.01 and 9.01);

(d)

the information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the year ended December  31, 2023 from the Definitive Proxy Statement on Schedule 14A of the Registrant filed with the Commission on April 3, 2024; and

(e)

the description of the Registrant’s common stock contained in Exhibit 4.104 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (not including any information furnished under Items 2.02, 7.01 or 9.01 of Form 8-K, which information is not incorporated by reference herein), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated herein by reference will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes the statement. Any such statement modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

5.1*	—	Opinion of Sidley Austin LLP

23.1*	—	Consent of Deloitte & Touche LLP

23.2*	—	Consent of UHY LLP

23.3*	—	Consent of Sidley Austin LLP (included in Exhibit 5.1).

24.1*	—	Powers of Attorney (contained on the signature page to this Registration Statement).

99.1	—	Vistra Corp. 2016 Omnibus Incentive Plan, as amended (filed as Appendix A to Registrant’s Schedule 14A Definitive Proxy Statement filed April 3, 2024 and incorporated herein by reference).

107.1*		Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on August 5, 2024.

Vistra Corp. (Registrant)

By:	/s/ Kristopher E. Moldovan
	Name:	Kristopher E. Moldovan
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes James A. Burke, Kristopher E. Moldovan and Stephanie Zapata Moore, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities, this registration statement on Form S-8, and any and all amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, as the case may be, which amendments may make such changes in such registration statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever, which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on August 5, 2024:

Signatures	Title

/s/ James A. Burke James A. Burke	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Kristopher E. Moldovan Kristopher E. Moldovan	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Margaret Montemayor Margaret Montemayor	Senior Vice President, Chief Accountant and Controller (Principal Accounting Officer)

/s/ Scott B. Helm Scott B. Helm	Chairman and Director

/s/ Hilary E. Ackermann Hilary E. Ackermann	Director

/s/ Arcilia Acosta Arcilia Acosta	Director

/s/ Gavin Baiera Gavin Baiera	Director

/s/ Paul M. Barbas Paul M. Barbas	Director

/s/ Lisa Crutchfield Lisa Crutchfield	Director

/s/ Julie A. Lagacy Julie A. Lagacy	Director

/s/ John W. (Bill) Pitesa John W. (Bill) Pitesa	Director

/s/ John R. Sult	Director
John R. Sult